Exhibit 10.17

AMENDMENT No. 2 TO

OCEAN CITY HOME BANK

SPLIT DOLLAR LIFE INSURANCE AGREEMENT

This amendment hereby supplements and amends the Split Dollar Life Insurance Agreement dated as of December 18th, 2002 and Amendment No. 1 to the Split Dollar Life Insurance Agreement dated as of May 10, 2007. Effective as of October 22, 2008, the Exhibit A of said Agreement shall be amended as follows:

Hereafter, all references to policy, policies, and insurer shall mean:

Policy No. (“Policy” or “Policies”)	Insurer (“Insurers”)
6095122	Mass Mutual
17767034	Northwestern Mutual
56311191	New York Life
56312140	New York Life

All other terms and conditions of the Split Dollar Life Insurance Agreement shall continue in full force and effect.

Signed at Ocean City, New Jersey, this 22nd day of October, 2008.

Ocean City Home Bank

By:	/s/ Kim M. Davidson

Its:	Executive Vice President and Corporate Secretary

Acceptance

The insured accepts and agrees to the foregoing amendment.

/s/ Steven E. Brady
Steven Brady

Effective October 22, 2008, Exhibit B to the Ocean City Home Bank Split Dollar Life Insurance Agreement with Steven Brady was amended in its entirety to read as follows:

Exhibit B

Ocean City Home Bank – Steve Brady

Age	Pre/Post Termination Death Benefit [1,2,3,4]
55	$2,868,800
56	$2,868,800
57	$2,868,800
58	$2,868,800
59	$2,868,800
60	$2,868,800
61	$2,868,800
62	$2,868,800
63	$2,743,234
64	$2,658,958
65	$2,569,625
66	$2,474,932
67	$2,374,558
68	$2,268,161
69	$2,155,380
70	$2,035,833
71	$1,909,112
72	$1,774,789
73	$1,632,406
74	$1,481,480
75	$1,321,498
76	$1,151,918
77	$ 972,162
78	$ 781,622
79	$ 579,649
80	$ 365,557
81	$ 138,620
82	—

1	In the event of termination of employment prior to age 60 following a Change in Control, the Executive’s benefit shall be determined under this schedule by assuming that the Executive’s age at termination was 60.
2	In the event of termination by reason of Disability, this schedule shall be followed based on the Executive’s actual age of termination.
3	In the event of termination prior to age 60, other than by reason of Disability or following a Change in Control, the Executive acknowledges and agrees that his scheduled benefit above shall be reduced proportionately at termination by reference to the vested percentage of his benefit on the date of termination under his Salary Continuation Agreement with the Bank of even date herewith and by assuming that the Executive’s age at termination was 60.
4	In the event of termination after age 60, this schedule shall be followed by assuming that the Executive’s age at termination was 60.